ISSUER FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
Registration Statement No. 333-223208
July 1, 2020

Detailed Monthly Performance-Simulated & Historical Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Annual* -3.4% -0.5% -2.9% 1.6% 1.8% -2.1% 2.4% 0.4% 0.3 % na -6.2% 2.0% -1.0% 0.2% 0.9% -0.1% -0.8% 2.0% -0.1% na 1.62% -0.3% -0.3% 1.0% 0.5% -1.3% 1.1% 2.8% 1.0% na -0.3% 1.2% 0.6% 1.5% -0.9% 0.0% 2.0% -4.4% 0.4% na -5.6% 9.4% -4.4% 11.5% 5.7% -3.1% 10.1% 4.4% 5.8% 7.3% 2020 2019 2018 2017 2016 2015 2014 2013 2012 2011 2.1% 1.0% 5.0% 0.9% 0.4% 4.0% -1.2% -0.4% 0.6% na 0.7% 2.0% 0.2% -0.6% 4.4% -1.3% 0.8% -2.0% 1.3% na 0.2% 0.5% 2.0% 1.5% 0.4% -0.8% 2.6% 2.5% na 4.7% 1.2% 0.6% -0.3% -2.9% 4.0% -1.6% -0.5% 3.9% -1.5% -1.6% 0.0% 0.1% 0.6% -3.1% 1.6% 0.2% -0.4% 0.2% -4.6% 1.6% -1.8% 1.0% 2.0% 1.8% -0.3% 0.8% -0.8% 1.0% 1.4% -1.5% -0.9% 2.5% 0.7% 0.2% 0.7% 1.8% -2.2% 0.8% 0.7% -0.4% 1.0% 1.0% 0.2% 1.4% 'YTD return for current year Yearly Average Monthly Allocation-Simulated & Historical 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% From Aug 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 JUL YTD •Cash •Developed Equities •Developed Bonds •Emerging Markets •Real Assets •Inflation Quarterly Average Monthly Allocation-Simulated & Historical Developed Equities Fixed Income Emerging Markets Real Assets Inflation TIP Cash SPY SPLV IWM QQQ EFA TLT LQD HYG EEM EMB IYR GLD 02 2020 01 2020 04 2019 03 2019 02 2019 01 2019 04 2018 0.0% 0.0% 0.0% 6.3% 0.0% 30.7% 0.0% 5.0% 0.0% 0.0% 0.0% 0.6% 1.7% 55.7% 23.5% 3.3% 3.6% 20.0% 0.0% 14.0% 16.9% 0.0% 0.0% 1.7% 1.0% 13.9% 0.8% 1.3% 11.4% 6.9% 4.4% 2.9% 7.6% 19.4% 13.2% 5.0% 1.2% 0.0% 4.0% 11.4% 0.0% 12.7% 2.4% 15.4% 0.0% 10.8% 0.0% 29.2% 30.4% 1.9% 0.0% 1.7% 0.0% 8.2% 0.0% 0.0% 0.0% 17.8% 0.0% 1.8% 0.0% 30.2% 29.1% 0.4% 3.3% 5.0% 5.7% 5.7% 0.8% 0.0% 0.0% 7.4% 0.0% 0.0% 0.0% 32.3% 15.5% 0.0% 2.9% 6.5% 3.7% 16.7% 0.0% 15.1% 11.3% 18.6% 1.2% 3.0% 0.0% 0.0% 4.2% 5.2% 0.0% 0.0% 11.5% 6.7% 0.0% 38.3%

03 2018 02 2018 01 2018 04 2017 03 2017 02 2017 01 2017 04 2016 03 2016 02 2016 01 2016 04 2015 03 2015 02 2015 01 2015 04 2014 03 2014 02 2014 01 2014 04 2013 03 2013 02 2013 01 2013 04 2012 03 2012 02 2012 1.0% 4.3% 11.3% 6.3% 0.0% 5.4% 2.4% 11.7% 0.0% 0.0% 14.0% 0.2% 5.0% 38.3% 0.0% 0.0% 9.6% 11.2% 0.0% 2.6% 0.0% 4.7% 0.5% 0.0% 2.4% 14.9% 4.0% 50.0% 4.7% 2.1% 11.5% 30.3% 13.6% 0.0% 1.9% 0.2% 0.5% 1.8% 0.0% 8.6% 1.3% 23.6% 30.9% 5.0% 5.0% 5.1% 13.3% 5.9% 3.9% 0.0% 18.1% 0.7% 2.2% 6.0% 0.0% 3.9% 7.6% 13.2% 0.0% 12.0% 16.4% 18.3% 14.0% 0.0% 16.9% 0.0% 1.5% 0.0% 0.0% 0.0% 12.2% 10.9% 1.0% 20.0% 11.7% 2.2% 4.4% 0.0% 7.8% 4.0% 0.0% 7.3% 0.0% 18.2% 24.3% 0.0% 8.1% 13.3% 1.5% 0.0% 0.0% 8.1% 0.1% 0.4% 0.0% 1.6% 0.0% 42.5% 0.7% 0.0% 10.4% 12.3% 0.0% 0.3% 12.7% 15.0% 2.4% 6.6% 0.0% 4.1% 3.3% 32.2% 0.0% 4.3% 6.7% 1.0% 0.0% 19.8% 27.6% 13.3% 1.3% 8.8% 3.4% 8.7% 0.0% 5.2% 3.9% 10.3% 0.5% 0.0% 0.0% 21.1% 31.1% 5.0% 0.0% 8.3% 3.8% 11.4% 0.2% 4.6% 0.0% 10.9% 0.0% 1.4% 0.0% 33.1% 1.1% 0.0% 0.0% 1.7% 0.5% 5.8% 0.8% 44.7% 0.0% 12.5% 0.0% 7.7% 0.0% 10.3% 18.6% 0.0% 0.0% 3.3% 0.0% 4.9% 0.8% 41.8% 1.6% 3.3% 7.0% 10.8% 5.8% 9.9% 3.4% 1.6% 0.0% 3.3% 0.0% 0.0% 3.2% 50.0% 0.0% 0.0% 12.5% 5.5% 12.7% 18.0% 2.7% 0.9% 0.9% 3.3% 1.5% 0.7% 1.7% 39.6% 0.3% 16.7% 4.3% 11.9% 0.0% 39.4% 0.8% 0.0% 0.0% 0.0% 7.6% 0.0% 0.0% 19.1% 8.3% 11.1% 0.0% 18.6% 0.0% 38.5% 0.2% 0.0% 1.4% 1.7% 4.4% 0.0% 0.0% 15.8% 8.1% 6.7% 0.0% 11.4% 0.3% 35.8% 0.0% 0.0% 15.4% 3.3% 16.6% 2.1% 0.3% 0.0% 13.0% 6.1% 0.0% 7.9% 0.0% 24.4% 16.9% 5.0% 2.6% 5.0% 11.7% 1.6% 0.8% 5.1% 16.5% 0.0% 1.1% 20.0% 0.2% 0.1% 22.8% 12.3% 0.0% 0.0% 0.9% 1.8% 0.0% 24.3% 9.6% 0.0% 3.8% 18.2% 3.1% 0.7% 4.4% 9.1% 0.0% 0.0% 0.0% 0.3% 0.8% 50.0% 17.1% 8.8% 7.9% 10.0% 0.0% 0.8% 0.4% 5.1% 0.0% 0.0% 0.0% 0.2% 0.0% 49.8% 19.9% 20.0% 7.9% 0.0% 6.2% 26.3% 0.0% 4.4% 0.0% 0.0% 11.0% 0.0% 0.8% 3.4% 0.0% 6.7% 11.2% 0.0% 16.8% 13.8% 20.0% 7.7% 3.2% 5.0% 6.4% 0.0% 2.2% 7.0% 2.3% 6.7% 0.0% 1.9% 5.3% 11.3% 38.8% 6.3% 2.0% 10.0% 1.4% 10.0% 1.7% 2.4% 0.0% 14.3% 0.0% 11.2% 0.9% 34.4% 9.9% 3.7% 0.0% 10.0% 11.6% 0.2% 0.3% 3.7% 5.8% 13.3% 0.0% 14.6% 0.0% 28.6% 0.0% 0.0% 0.0% 4.8% 8.4% 0.0% 4.2% 20.3% Risks related to the index Please rev1ew carefully these risk factors, and any risk factors in an offering document for any security or financialmstrument ref erenc1ng the Index, before mak1ng any investment. S&P, the Index Calculation Agent, may adjust the Index in a way that affects 1ts level, and S&P has no obl1gat1 on to consider your interests. The Index may not be successful and may not outperform any alternative strategy that m1ght be employed 1n respect of the ETFs or ach1eve 1ts target volatility. The Index has a limited operating history and may perform in unanticipated ways The ETFs compos1ng the Index may be r eplaced by a substitute ETF 1n certain extraordinary events The Index may perform poorly during periods characterized by short-term volatility. An investment linked to the Index cames the risks associated with the Index's momentum Investment strategy. The Index may be partially uninvested. Correlation of performances among the ETFs may reduce the performance of the Index. The Index is subject to market r1sks Changes in the value of the ETFs may offset each other The level of the Index will include the deduction of a change in the ICE LIBOR USD 3 Month inter est rate and a fee. The Index comprises not1onal assets.

Important Information Any information relating to performance contained in these materials prior to March 15, 2017 is illustrative only. No assurance IS given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved. Any specific terms or methodology remains subject to change, and HSBC underta kes no duty to update this information. This document may be amended, superseded or replaced in its entirety by a subsequent term sheet, disclosure or prospectus supplement, and/or offering circular or similar document and the documents referred to therein. In the event of any inconsistency between the information presented herein and any such term sheet, disclosure or prospectus supplement, and/or offering wcular or similar document, such term sheet. disclosure or prospectus supplement, and/or offenng circular or s1milar document shall govern. Use of simulated returns Any historical performance information Included in this document prior to March 15, 2017 represents only hypothetical historical results. You should note that the index constituents have not traded together in the manner shown in the composite hypothetical historical results. No representation is being made that the ndices w1ll achieve a performance record s1milar to that shown. In fact. there may often be sharp differences between hypothetical performance and actual performance. Back-testing and other statistical analysis matenal provided to you in connection with the explanations of the potential returns associated w1th an investment in the Index use simulated analysis and hypothetical assumptions in order to illustrate the manner in which the Index may have performed 1n periods prior to the actual existence of the Index. The hypothetical back-tested annualized performance and annualized volatility of the Index have inherent limitations. These performance and volatility results were achieved by means of a retroactive application of a back-tested volatility model designed w1th the benefit of hindsight. All hypothetical levels shown have inherent limitations. Alternative modelling techniques or assumptions may produce different hypothetical information that might prove to be more appropriate and that might differ Significantly from the hypothetical information set forth above. Actual annualized performance and volatil1t1es may vary materially from the information shown. The results obtained from "back-testing" information should not be considered indicative of actualresults that might be obtained from an investment or participation in a financialinstrument or transaction referencing the Index. You should not place undue reliance on the "back-testing" information,which is prov1ded for illustrative purposes only. HSBC provides no assurance or guarantee that the I ndex w1ll operate or would have operated 1n the past in a manner cons1stent with the results presented in these materials. Hypothetical back-tested results are neither an indicator nor a guarantee of future returns. Actual results will vary, perhaps materially, from the analysis implied in the hypothetical information. You should review and consider the hypothetical information only with the full Index methodology. HSBC has filed a registration statement (including a prospectus and prospectus supplement) with the Securities and Exchange Commission for any offering to wh1ch this free writing prospectus may relate. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and any related offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating 1n the related offering will arrange to send you the prospectus and prospectus supplement if you request them by calling toll-free 1-866-811-8049. Data sourced and calculated by Bloomberg and HSBC. HSBC Vantage5 Index (the "Index") is the exclusive property of HSBC Bank pic and its affiliates, which has contracted w1th S&P Opco, LLC Ia subsidia ry of S&P Dow Jones Indices LLC) to administer. ma1ntain and calculate the Index. The Index is not endorsed by S&P or 1ts affiliates or its third-party l1censors. inc ud ng Standard & Poor's Financ1al Services LLC and Dow Jones Trademark Holdings LLC (collectively "S&P Dow Jones lnd1ces"). "Calculated by S&P Custom lnd1ces" and 1ts related stylized mark(s) are serv1ce marks of S&P Dow Jones l nd1ces and have been licensed for use by HSBC Bank pic and its affiliates. 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The index calculation agent has relied on these sources and has not Independently verified the Information extracted from these sources and accept no responsibility or liability in respect thereof. 1 This cap can increase in increments of 10% (subject to a maximum weight of 100%) as described further 1n the offering document. ID HSBC